SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                               Tiffany & Co.
                  (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
              (State or Other Jurisdiction of Incorporation or Organization)

                                 13-3228013
                           (I.R.S. Employer Identification No.)

                                    727 Fifth Avenue
                         New York, New York  10022
                         (Address of Principal Executive Offices)

                           1986 Stock Option Plan
                                 (Full Title of the Plan)

                          Patrick B. Dorsey, Esq.
                  Senior Vice President - General Counsel
                               Tiffany & Co.
                              727 Fifth Avenue
                         New York, New York  10022
                      (Name and Address of Agent For Service)

                               (212) 755-8000
               (Telephone Number, Including Area Code, of Agent For Service)

                          CALCULATION OF REGISTRATION FEE
                                         Proposed          Proposed
     Title of                             Maximum           Maximum
    Securities          Amount           Offering          Aggregate        Amount of
       to be             to be           Price Per         Offering        Registration
    Registered        Registered         Share (1)         Price (1)           Fee

   Common Stock         500,000           $39.75          $19,875,000       $6,853.45

(1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Exchange Composite Tape for August 10, 1995, a date within five days prior to the date of filing of the Registration Statement.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

     *    Information required by  Part I to be contained  in the
          Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

The following documents which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Registrant's Annual Report, dated April 7, 1995, filed with the Commission on Form 10-K for the fiscal year ended January 31, 1995;

2. The Registrant's Quarterly Report, dated June 8, 1995, filed with the Commission on Form 10-Q for the fiscal quarter ended April 30, 1995; and

3. Description of the Registrant's Common Stock contained in the Registration Statement filed with the Commission on Form S-1 (Registration No. 33-12818), as most recently amended on May 5, 1987, including the Prospectus for the Registrant's Common Stock dated May 5, 1987, as supplemented by the Registration Statement filed with the Commission on Form 8-A.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement  contained herein  or in  an Incorporated  Document shall  be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each person to whom a copy of the Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to in this Item 3 of Part II which have been or may be incorporated by reference in this Registration Statement, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Tarz F. Palomba, Assistant Secretary, Tiffany & Co., 727 Fifth Avenue, New York, New York 10022; telephone
(212) 605-4195. Additional updating information with respect to the securities and plan covered herein may be provided in the future by means of supplements to the Prospectus.

Item 4.   Description of Securities.

Not required.

Item 5.   Interests of Named Experts and Counsel

The legality of the shares of Common Stock being offered hereby has been passed upon by Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Dorsey owned 3,800 shares of Common Stock and options to purchase up to 40,000 additional shares, of which options to acquire 29,500 shares are presently exercisable.

Item 6.   Indemnification of Directors and Officers

The contents  of  the section  entitled  "Indemnification of  Officers  and
Directors"   from  Registrant's   Registration  Statement   on  Form   S-8,
Registration Statement No. 33-23651, are incorporated herein by reference.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

See Index to Exhibits on page 6.

Item 9.   Undertakings

The contents of the sections entitled "Undertakings" and "Indemnification of Officers and Directors" from Registrant's Registration Statement on Form S-8, Registration Statement No. 33-23651, are incorporated herein by reference.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 14th day of August, 1995.


                                   TIFFANY & CO.
                                   (Registrant)

                                   By: /s/ William R. Chaney
                                   ----------------------------------
                                   William R. Chaney, Chairman of the Board
                                   and President)


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM R. CHANEY, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                             Date

/s/ William R. Chaney     Chairman of the Board             July 20, 1995
William R. Chaney         and President
                          (principal executive officer)

/s/ James N. Fernandez    Senior Vice President             July 20, 1995
James N. Fernandez        Finance
                          (principal financial officer)

/s/ Larry M. Segall       Vice President                    July 20, 1995
Larry M. Segall           Treasurer and Controller
                          (principal accounting officer)

/s/ Jane A. Dudley        Director                          July 20, 1995
Jane A. Dudley

/s/ Samuel L. Hayes, III  Director                          July 20, 1995
Samuel L. Hayes, III

/s/ Michael J. Kowalski   Director                          July 20, 1995
Michael J. Kowalski

/s/ Charles K. Marquis    Director                          July 20, 1995
Charles K. Marquis

/s/ James E. Quinn        Director                          July 20, 1995
James E. Quinn

/s/ Yoshiaki Sakakura     Director                          July 20, 1995
Yoshiaki Sakakura

/s/ William A. Shutzer    Director                          July 20, 1995
William A. Shutzer

/s/ Geraldine Stutz       Director                          July 20, 1995
Geraldine Stutz

                               EXHIBIT INDEX

     Each exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K. The exhibit numbers preceded by an asterisk (*) indicate exhibits physically filed with this Registration Statement. All other exhibit numbers indicate exhibits filed by incorporation by reference herein.


Exhibit Number           Description                          Page

  4.1          Restated Certificate of Incorporation of the
               Registrant (incorporated by reference to
               Exhibit 3.1 to Registrant's Report on Form
               8-K dated June 23, 1989)

  4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's
               Report on Form 10-K for the fiscal year
               ended January 31, 1995)

  4.4          Registrant's 1986 Stock Option Plan and
               form of stock option agreement
               (incorporated by reference to Exhibit 10.3 to Registrant's Report on Form 10-Q for the fiscal quarter ended April 30, 1994)

  4.6 Form of Rights Agreement dated as of November 17, 1988 by and between Registrant and Manufacturers Hanover Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Report on Form 8-K dated November 18, 1988)

  4.7 Amendment to Rights Agreement dated as of September 21, 1989 by and between Registrant and Manufacturers Hanover Trust Company, as
               Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Report on Form
               8-K dated September 28, 1989)

 *5.2          Opinion of counsel, including consent            7

*24.4          Consent of Independent Public Accountants        9

*24.5          Consent of counsel (included in Exhibit 5.2)

*25.1          Power of Attorney (included at page 4)
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